Calculation of Filing Fee Tables
S-3
AMICUS THERAPEUTICS, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.01 par value per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred stock, $0.01 par value per share	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	4	Other	Warrants	457(r)				0.0001531
Fees to be Paid	5	Other	Other	457(r)				0.0001531
Fees to be Paid	6	Other	Subscription Rights	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	7	Equity	Common Stock, $0.01 par value per share	415(a)(6)			$ 164,206,529.00			S-3	333-262987	02/24/2022	$ 18,096.00
			Total Offering Amounts:				$ 164,206,529.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of units, and such indeterminate number of subscription rights as may be issued from time to time at prices to be determined. The information is not required to be included pursuant to Form S-3 General Instruction II.E. An indeterminate number of securities of each identified class is being registered that may be issued from time to time at indeterminate prices. The proposed maximum offering price for securities being registered will be determined from time to time by the Registrant in connection with the issuance of the securities being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued together with other securities registered hereunder. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee, except that in accordance with Rule 415(a)(6) and Rule 457(p) under the Securities Act, the filing fee previously paid in connection with the shares of common stock of the Registrant with a maximum aggregate offering process of $164,206,529 that was previously registered for offer and sale but not sold under the Registrant's Registration Statement on Form S-3ASR, File No. 333-262987, filed with the SEC on February 24, 2022 (the "Prior Registration Statement') will continue to be applied to such unsold securities which are being carried forward to this Registration Statement.

[2]	See offering note 1.

[3]	See offering note 1.

[4]	See offering note 1.

[5]	See offering note 1.

[6]	See offering note 1.

[7]	In accordance with Rule 415(a)(6) under the Securities Act, this Registration Statement includes shares of common stock of the Registrant with a maximum aggregate offering price of $164,206,529 that were previously registered for offer and sale but not sold under the "at the market offering program" registered under the Registrant's Prior Registration Statement. A filing fee of $27,550 was paid for the registration of shares of common stock of the Registrant with a maximum aggregate offering price of $250,000,000 to be issued from time to time under such program in connection with the filing of the prospectus supplement dated November 7, 2022 to the prospectus dated February 24, 2022 included in the Prior Registration Statement.